SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT made as of February 2, 2016 among Biotricity Inc. a corporation existing under the laws of the State of Nevada (the "Parent"), 1061806 B.C. LTD., a corporation existing under the laws of the Province of British Columbia ("Callco"), and 1062024 B.C. LTD., a corporation existing under the laws of the Province of British Columbia ("Exchangeco").

RECITALS:

A.

In connection with the exchange agreement (the "Exchange Agreement") made as of February 2, 2016 among the Parent, Exchangeco, Callco, iMedical Innovation Inc., a corporation existing under the laws of the Province of Ontario ("iMedical"), and the securityholders of iMedical who have signed the Exchange Agreement or who have agreed to be bound by the Exchange Agreement (the "iMedical Shareholders"), Exchangeco is to issue exchangeable shares ("Exchangeable Shares") to the iMedical Shareholders pursuant to an acquisition (the "Acquisition") by Exchangeco of all of the common shares of iMedical held by the iMedical Shareholders, on the terms and conditions set out in the Exchange Agreement.

B.

Holders of Exchangeable Shares will be entitled to require Exchangeco to redeem such Exchangeable Shares and, upon such redemption, each Exchangeable Share so redeemed shall be exchanged by Exchangeco for one share of common stock of the Parent (each, a "Parent Share").

C.

The parties desire to make appropriate provision and to establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that Callco and Exchangeco will be able to make certain payments and to deliver or cause to be delivered Parent Shares in satisfaction of the obligations of Callco and/or Exchangeco under the Exchangeable Share Provisions (as hereinafter defined) and this Agreement.

D.

Pursuant to the Exchange Agreement, the Parent, Callco and Exchangeco are required to enter into a support agreement substantially in the form of this Agreement.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1

Defined Terms

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares as set out in the articles of Exchangeco.

1.2

Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. Unless otherwise specified, references to an "Article" or "Section" refer to the specified Article or Section of this Agreement.

1.3

Number and Gender

Unless the context otherwise clearly requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

1.4

Date of any Action

If any date on which any action is required to be taken hereunder by any person is not a Business Day (as that term is defined in the Exchange Agreement), then such action shall be required to be taken on the next succeeding day which is a Business Day.

ARTICLE 2
COVENANTS OF THE PARENT AND EXCHANGECO

2.1

Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by the Parent or its affiliates are outstanding, the Parent shall:

(a)

not declare or pay any dividend or make any other distribution on the Parent Shares unless:

(i)

Exchangeco shall (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an "Equivalent Dividend") and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and the Exchangeable Share Provisions, of any such Equivalent Dividend; or

(ii)

if the dividend is a stock dividend or distribution of stock, in lieu of such a dividend, on the Parent Shares, Exchangeco shall (A) effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares (as determined in accordance with the Exchangeable Share Provisions) (an "Equivalent Stock Subdivision") and (B) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)

advise Exchangeco sufficiently in advance of the declaration by the Parent of any dividend or other distribution on the Parent Shares and take all such other actions as are reasonably necessary or desirable, in co-operation with Exchangeco, to ensure that:

(i)

the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the Parent Shares; or

(ii)

the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend or distribution of stock, in lieu of such a dividend, on the Parent Shares and that such Equivalent Stock Subdivision shall comply with the requirements, if any, of the stock exchange or quotation system on which the Exchangeable Shares are then listed or quoted;

(c)

ensure that the record date for determining shareholders entitled to receive any dividend or other distribution declared on the Parent Shares is not less than ten Business Days after the declaration date of such dividend or other distribution or such shorter period as may be permitted under applicable law and, if applicable, the requirements of any stock exchange or quotation system on which the Exchangeable Shares are then listed or quoted;

(d)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price upon the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to deliver or cause to be delivered Parent Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions;

(e)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Parent or Callco, as the case may be, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right (as defined in the Exchange Agreement), including all such actions and all such things as are necessary or desirable to enable and permit the Parent or Callco, as the case may be, to deliver or cause to be delivered Parent Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be; and

(f)

except in connection with any event, circumstance or action which causes or could cause the occurrence of a Redemption Date, not exercise its vote as a shareholder of Exchangeco to initiate the voluntary liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs.

2.2

Segregation of Funds

The Parent shall cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay dividends when due and to pay or otherwise satisfy its respective obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions. Exchangeco will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price.

2.3

Reservation of Parent Shares

The Parent hereby represents, warrants and covenants in favour of Exchangeco and Callco that the Parent has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock, such number of Parent Shares (or other shares or securities into which Parent Shares may be reclassified or changed as contemplated by Section 2.7):

(a)

as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

(b)

as are now and may hereafter be required to enable and permit each of the Parent, Callco and Exchangeco to meet its obligations under the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and any other security or commitment relating to the Acquisition pursuant to which the Parent, Callco or Exchangeco may now or hereafter be required to issue or deliver Parent Shares.

2.4

Notification of Certain Events

In order to assist the Parent to comply with its obligations hereunder and to permit the Parent or Callco to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as applicable, Exchangeco shall notify the Parent and Callco of each of the following events at the time set forth below:

(a)

in the event of any determination by the board of directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly upon the earlier of (i) receipt by Exchangeco of notice of and (ii) Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

(c)

promptly, upon receipt by Exchangeco of a Retraction Request;

(d)

on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)

as soon as practicable upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Acquisition); and

(f)

promptly, upon receiving notice of a Change of Law (as such term is defined in the Exchange Agreement).

2.5

Delivery of Parent Shares

Upon notice from Callco or Exchangeco of any event that requires Callco or Exchangeco to deliver or cause to be delivered Parent Shares to any holder of Exchangeable Shares, the Parent shall forthwith issue and deliver or cause to be delivered the requisite number of shares of Parent Shares to Callco or Exchangeco, as appropriate, and Callco or Exchangeco, as the case may be, shall forthwith deliver or cause to be delivered the requisite number of Parent Shares to or for the benefit of the former holder of the surrendered Exchangeable Shares. All such Parent Shares shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim or encumbrance.  In consideration for the issuance and delivery of each such Parent Share, Callco or Exchangeco, as the case may be, shall subscribe a cash amount or pay a purchase price equal to the fair market value of the Parent Shares, and the Parent shall contribute or cause to be contributed to the capital of Callco or Exchangeco, as the case may be, the cash necessary for Callco or Exchangeco, as the case may be, to effect such subscription or payment.

2.6

Qualification of Parent Shares

(a)

The Parent covenants that it will use its reasonable best efforts to make such filings and seek such regulatory consents and approvals, if any, as are necessary so that the Parent Shares to be issued to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement will be issued in compliance with the applicable securities laws in Canada and the United States (other than by reason of a holder being a ‘‘control person’’ of the Parent for purposes of Canadian federal, provincial or territorial securities laws or by holders who are Affiliates of the Parent within the meaning of U.S. securities laws). The Parent will in good faith expeditiously take all such reasonable actions and do all such things as are reasonably necessary or desirable to cause all Parent Shares to be delivered hereunder to be listed, quoted and posted for trading on all stock exchanges and/or quotation systems on which outstanding Parent Shares have been listed or quoted by the Parent and remain listed and are quoted or posted for trading at such time.

(b)

Notwithstanding any other provision of the Exchangeable Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Exchange Agreement, no Parent Shares shall be issued (and the Parent will not be required to issue any Parent Shares) in connection with any liquidation, dissolution or winding-up of Exchangeco, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of Parent Shares would not be permitted by applicable laws.

2.7

Economic Equivalence

So long as any Exchangeable Shares not owned by the Parent or its subsidiaries are outstanding:

(a)

The Parent shall not without prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:

(i)

issue or distribute Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to the holders of all or substantially all of the then outstanding Parent Shares by way of stock dividend or other distribution, other than an issue of Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to holders of Parent Shares (A) who exercise an option to receive dividends in Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) in lieu of receiving cash dividends or (B) pursuant to any dividend reinvestment plan or similar arrangement; or

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Shares entitling them to subscribe for or to purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding Parent Shares (A) shares or securities of the Parent of any class other than Parent Shares (or securities convertible into or exchangeable for or carrying rights to acquire Parent Shares), (B) rights, options, warrants or other assets other than those referred to in Section 2.7(a)(i), (C) evidence of indebtedness of the Parent or (D) assets of the Parent, unless, in each case, (x) Exchangeco is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) Exchangeco shall issue or distribute the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by the Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Exchange Agreement.

(b)

The Parent shall not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:

(i)

subdivide, redivide or change the then outstanding Parent Shares into a greater number of Parent Shares; or

(ii)

reduce, combine, consolidate or change the then outstanding Parent Shares into a lesser number of Parent Shares; or

(iii)

reclassify or otherwise change Parent Shares or effect an amalgamation, merger, arrangement, reorganization or other transaction affecting Parent Shares;

unless, in each case, (x) Exchangeco is permitted under applicable law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by the Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Exchange Agreement.

(c)

The Parent shall ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b) or, if no record date is applicable for such event, the effective date for any such event is not less than ten Business Days after the date on which such event is declared or announced by the Parent (with contemporaneous notification thereof by the Parent to Exchangeco).

(d)

The board of directors of Exchangeco shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), "economic equivalence" for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on the Parent.  In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Exchangeco to be relevant, be considered by the board of directors of Exchangeco:

(i)

in the case of any stock dividend or other distribution payable in Parent Shares, the number of such shares issued in proportion to the number of Parent Shares previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares), the relationship between the exercise price of each such right, option or warrant, the Current Market Price of a Parent Share, the volatility of Parent Shares and the terms of any such instrument;

(iii)

in the case of the issuance or distribution of any other form of property (including any shares or securities of the Parent of any class other than Parent Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the board of directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Share and the Current Market Price of a Parent Share;

(iv)

in the case of any subdivision, redivision or change of the then outstanding Parent Shares into a greater number of Parent Shares or the reduction, combination, consolidation or change of the then outstanding Parent Shares into a lesser number of Parent Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting Parent Shares, the effect thereof upon the then outstanding Parent Shares; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)

Exchangeco agrees that, to the extent required, upon due notice from the Parent, Exchangeco shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Parent Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8

Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Shares (an "Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the board of directors of the Parent, or is otherwise effected or to be effected with the consent or approval of the board of directors of the Parent, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by the Parent or Callco pursuant to the Redemption Call Right, the Parent and Exchangeco will use reasonable best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than the Parent and its subsidiaries) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Shares, without discrimination. Without limiting the generality of the foregoing, the Parent and Exchangeco will use reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer).  Nothing herein shall affect the rights of Exchangeco to redeem, or the Parent or Callco to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a Parent Control Transaction.

2.9

The Parent and Affiliates Not to Vote Exchangeable Shares

Each of the Parent and Callco covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of the Parent and Callco further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (British Columbia) (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares, provided however, for further clarity, that this Section 2.9 shall not in any way restrict Callco’s right to vote its common shares of Exchangeco in accordance with the Exchangeable Share Provisions.

2.10

Ordinary Market Purchases

For certainty, nothing contained in this Agreement, including the obligations of the Parent contained in Section 2.8, shall limit the ability of the Parent (or any of its subsidiaries) to make ordinary market purchases of Parent Shares in accordance with applicable laws and regulatory or stock exchange requirements.

2.11

Ownership of Outstanding Shares

Without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions, the

Parent covenants and agrees in favour of Exchangeco that, as long as any Exchangeable Shares not owned by the Parent or its subsidiaries are outstanding, the Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Exchangeco and Callco.  Notwithstanding the foregoing, the Parent shall not be in violation of this Section 2.11 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of the Parent or the Parent Shares pursuant to any merger of the Parent pursuant to which the Parent was not the surviving corporation.

ARTICLE 3
PARENT SUCCESSORS

3.1

Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by the Parent or its subsidiaries are outstanding, the Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets (on a consolidated basis) would become the property of any other person or, in the case of a merger, of the continuing corporation or other legal entity resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation or other legal entity (the "Parent Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2

Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Parent Successor and such other person that may then be the issuer of the Parent Shares shall possess and from time to time may exercise each and every right and power of the Parent under this Agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of the Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3

Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of the Parent with or into the Parent, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of the Parent, provided that all of the assets of such subsidiary are transferred to the Parent or another wholly-owned direct or indirect subsidiary of the Parent, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of the Parent among the shareholders of such subsidiary for the purpose of winding up its affairs and (d) any such transactions are expressly permitted by this Article 3.

3.4

Successorship Transaction

Notwithstanding the foregoing provisions of this Article 3, in the event of a Parent Control Transaction:

(a)

in which the Parent merges or amalgamates with, or in which all or substantially all of the then outstanding Parent Shares are acquired by, one or more other corporations to which the Parent is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)

which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)

in which all or substantially all of the then outstanding Parent Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") or another corporation (the "Other Corporation") that, immediately after such Parent Control Transaction, owns or controls, directly or indirectly, the Parent;

then all references herein to "the Parent" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "Parent Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 4 of the Exchange Agreement or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Parent Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 4 of the Exchange Agreement, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Parent Control Transaction and the Parent Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4
GENERAL

4.1

Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than the Parent and any of its subsidiaries.

4.2

Changes in Capital of the Parent and Exchangeco

Notwithstanding the provisions of Section 4.4, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either Parent

Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3

Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4

Amendments, Modifications

Subject to Section 4.2, Section 4.3 and Section 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by the Parent, Callco and Exchangeco and approved by the holders of the Exchangeable Shares in accordance with Section 11(b) of the Exchangeable Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5

Ministerial Amendments

Notwithstanding the provisions of Section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto if the board of directors of each of the Parent, Callco and Exchangeco shall be of the good faith opinion that such additions will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole;

(b)

evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 3;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of the Parent, Callco and Exchangeco, having in mind the interests of the holders of the Exchangeable Shares as a whole, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole; or

(d)

making such changes or corrections hereto which, on the advice of counsel to the Parent, Callco and Exchangeco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of the Parent, Callco and Exchangeco shall be of the good faith opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole.

4.6

Meeting to Consider Amendments

Exchangeco, at the request of the Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4. Any such meeting or meetings shall be called and held in accordance with the constating documents of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

4.7

Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8

Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(i)

if to the Exchangeco, Callco or the Parent:

iMedical Innovation

75 International Blvd., Suite 300

Toronto, Ontario M9W 6L0

Canada

Attention:

Waqaas Al-Siddiq

E-mail:

walsiddiq@biotricity.com

with a copy (which will not constitute notice) to:

Bennett Jones LLP

3400 One First Canadian Place
P.O. Box 130

Toronto, Ontario M5X 1A4

Canada

Attention:

Hugo Alves and Aaron Sonshine

Facsimile No.:

416.863.1716

E-mail:

AlvesH@bennettjones.com;

SonshineA@bennettjones.com

and to:

Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza
East Tower 15th Floor

Uniondale, NY 11556-1425

USA

Attention:

Stephen E. Fox

Facsimile No.:

516.663.6780

E-mail:

   sfox@rmfpc.com

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.9

Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10

Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written by their respective officers thereunto duly authorized.

BIOTRICITY INC. (formerly known as Metasolutions, Inc.)
Per:	/s/ Kazi Hasan
Name: Kazi Hasan Title: Chief Executive Officer

1061806 B.C. LTD.
Per:	/s/ Kazi Hasan
Name: Kazi Hasan Title: Authorized Signatory

1062024 B.C. LTD.
Per:	/s/ Kazi Hasan
Name: Kazi Hasan Title: Authorized Signatory